SECURED PROMISSORY NOTE AS AMENDED AND RESTATED

Loan Amount: $1,550,000

Date: As of December 28, 2017

1. **Promise to Pay**. For value received, **INTERNATIONAL WESTERN PETROLEUM, INC.**, a Nevada corporation (the "**Borrower**") promises to pay to **JBB Partners, Inc.** (the "**Holder**"), at c/o 409 Terrell Court, New Iberia, La. 70563, or at such other place as the Holder may designate in writing (the "**Payment Office**"), in lawful money of the United States of America, the principal sum of **ONE MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS ($1,550,000)**, or if different, the amount then due and owing to the Holder pursuant to the terms hereof, along with interest from the Effective Date (defined below) until maturity or repayment at the rates per annum as set forth below and such other unpaid Obligations (defined below) owing from time to time.

2. (a) **Certain Defined Terms**. The following terms as used in this promissory note (this "**Note**") shall have the respective meanings set forth opposite such terms below, such meanings to be applicable equally to both the singular and plural forms of such terms:

"**Affiliate**" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

"**Applicable Rate**" means a rate per annum equal to 3.00%.

"**Change of Control**" means after the date of this Note the consummation of a transaction whereby either (i) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as such term is used in Rule 13d–3 under the Securities and Exchange Act of 1934, as amended, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting and/or economic interest in the capital stock of the Borrower, or (iii) the Borrower shall enter into an agreement or consummate an agreement for the sale of all or substantially all its assets. Specifically, excluded is any change of control event where affiliates of the Holder acquire securities of the Borrower.

"**Collateral**" means the rights, title and interest in the real and personal property and fixtures of the Borrower.

"**Continuing Directors**" means the directors of the Borrower on the date of this Note, other than directors after the date of this Note that are Affiliates of the Holder or appointed or proposed by the Holder or its Affiliates.

"**Effective Date**" means December 28, 2017.

"**Lien**" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property of the Company to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

"**Loan Parties**" means collectively, the Borrower and the Holder.

"**Maturity Date**" means the date this matures pursuant to Section 3.

"**Permitted Liens**" means (i) the Liens in existence on the date of this Note and set forth on Schedule II, Part A hereto and any Liens granted or arising in substitution or replacement thereof, (ii) Liens of the Holder securing the Obligations, (iii) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6(f), (iv) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision shall have been made therefor, (v) bankers Liens on deposits and deposit accounts maintained by it, and (vi) pledges or deposits in connection with workers compensation.

"**Person**" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

"**Subsidiary**" means, with respect to any Person, any corporation, limited liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

(b) **Other Defined Terms**. Certain other terms defined in the other parts of this Note are indicated below:

"Borrower" .... Section 1
"Common Stock" .... Section 10
"Conversion Rate" .... Section 10(a)
"Conversion Time" .... Section 10
"Costs" .... Section 12(d)
"Collateral" .... Section 5
"Event of Default" .... Section 6
"Exempted Securities" .... Section 10(f)
"Holder" .... Section 1
"Indebtedness" .... Section 8
"Indemnified Liabilities" .... Section 12(d)
"Indemnified Persons" .... Section 12(d)
"Loan Documents" .... Section 8
"Maturity Date" .... Section 3
"Note" .... Section 2
"Obligations" .... Section 5
"Payment Office" .... Section 1

(c) **UCC Terms**. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Uniform Commercial Code as in effect in the State of New York from time to time (the "**UCC**").

3. **Maturity Date**.

(a) Unless otherwise extended, this Note has a maturity date of December 28, 2018, the one year anniversary of the Effective Date.

4. **Payments of Principal, Interest and Late Charges**.

(a) By this Note, the Holder is making a loan of $1,550,000 to the Borrower. Borrower agrees to pay the principle due hereon on the Maturity Date.

(b) The unpaid principle and any other unpaid Obligations shall accrue interest at the Applicable Rate from the date of funding. Interest shall be calculated on the basis of a 360-day year based on the actual number of days during the period for which such interest is payable. Accrued and unpaid interest shall be payable in cash: (i) on the Maturity Date, and (ii) on the date of any payment or prepayment of principal, whether by prepayment, acceleration or otherwise, with respect to the principal so repaid or Obligation when paid. If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close, the due date thereof shall be extended to the next succeeding day which is not a Saturday, Sunday or other day on which the commercial banks in the City of New York are authorized or required by law to close.

(c) Each payment made hereunder will be applied, first, to the payment of any Costs and Indemnified Liabilities, second, to the payment of accrued and unpaid interest, and the balance, if any, to the unpaid principal balance of this Note and, third, to any other outstanding Obligations.

(d) This Note may be prepaid in whole or in part, at any time or from time to time, without premium or penalty. Upon prepayment of part of the principal amount of this Note, Borrower may require Holder to present this Note for notation on Schedule I hereto of such adjustment and payment. If this Note is prepaid in full, Borrower may require the holder to surrender this Note.

(e) Payments and prepayments of principal, interest and Obligation due on this Note shall be made to Holder at the Payment Office or such other place or places as may be specified by the Holder in a written notice to Borrower and to the order of Holder.

(f) To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principle, interest then due and Obligations then due shall bear interest from the date such Event of Default occurred until cured or waived, at the rate per annum equal to the Applicable Rate plus 12% per annum. Any interest accruing pursuant to this paragraph (f) shall be payable on demand.

5. **Security**. (a) As collateral security for all indebtedness, obligations and other liabilities of the Borrower evidenced by this Note, including principle, interest and those amounts

arising pursuant to Section 12(d) hereof, whether now existing or hereafter arising (collectively, the "**Obligations**"), the Borrower hereby pledges and assigns to the Holder, and grants to the Holder a continuing security interest in, all real and personal property and fixtures of the Borrower, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible (the "**Collateral**"), including, without limitation, the following:

(i) all Goods (including, without limitation, all Equipment, Fixtures and Inventory);

(ii) all Extracted Collateral;

(iii) all Commercial Tort Claims;

(iv) all Accounts;

(v) all Chattel Paper (whether tangible or electronic);

(vi) all Instruments (including, without limitation, the equity interest of each of its Subsidiaries);

(vii) all Investment Property;

(viii) all Documents (as defined in the UCC);

(ix) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Holder or any affiliate, representative, agent or correspondent of the Holder;

(x) all Letter-of-Credit Rights;

(xi) all General Intangibles (including, without limitation, all payment intangibles, intellectual property and licenses);

(xii) all Supporting Obligations;

(xiii) all real property of the Borrower, including the lease interests set forth on Schedule A hereto;

(xiv) all other tangible and intangible real property and personal property and fixtures of the Borrower (whether or not subject to the UCC), including, without limitation, all securities accounts, bank accounts and all cash and all investments therein, proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of the Borrower described in the preceding clauses of this Section (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by the Borrower in respect of any of the items listed above), and all books, correspondence, credit files, records, invoices and other papers, including, without limitation, all tapes, cards, software, data, computer runs

and other papers and documents in the possession or under the control of the Borrower or any service company from time to time acting for the Borrower; and

(xv) all Proceeds and products of any and all of the foregoing Collateral;

in each case howsoever the Borrower's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

(b) The Borrower hereby irrevocably constitutes and appoints the Holder as the Borrower's true and lawful attorney, with full power of substitution, at the sole cost and expense of the Borrower but for the sole benefit of the Holder, to take any action and to execute any instrument which the Holder may deem necessary or advisable to accomplish the purposes of this Note, including, without limitation, to create and maintain the security interest granted hereby, to receive, indorse and collect all instruments made payable to the Borrower representing any dividend or other distribution in respect of any of the Collateral and to give full discharge for the same; to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion of the Collateral; to enforce collection of the Collateral, either in its own name or in the name of the Borrower, including, without limitation, executing releases, compromising or settling with any debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to the Borrower and to take therefrom any remittances or proceeds of Collateral in which the Holder has a security interest; to notify post office authorities to change the address for delivery of mail addressed to the Borrower to such address as the Holder shall designate; to endorse the name of the Borrower in favor of the Holder upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of the Borrower on and to receive as secured party any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of the Borrower on any notice to any debtor with respect to accounts or on verification of the Collateral; and to sign and file or record on behalf of the Borrower any financing or other statement in order to perfect or protect the Holder's security interest. The Holder shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if the Holder elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be responsible to the Borrower except for its gross negligence or willful misconduct. All powers conferred upon the Holder by this Note, being coupled with an interest, shall be irrevocable so long as any Obligation of the Borrower to the Holder shall remain unpaid.

(c) After the occurrence of an Event of Default, the Holder may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the UCC, and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Holder's name or into the name of its nominee or nominees (to the extent the Holder has not theretofore done so) and thereafter receive all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Holder forthwith, assemble all or part of the Collateral as directed by the Holder and make it available to the Holder at a place or places to be designated by the Holder that is reasonably convenient to both parties, and the Holder may enter into and occupy any premises owned

or leased by the Borrower where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Holder's rights and remedies hereunder or under law, without obligation to the Borrower in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Holder's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Holder may deem commercially reasonable and/or (B) lease, license or dispose of the Collateral or any part thereof upon such terms as the Holder may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Borrower hereby waives any claims against the Holder arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Holder accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that the Borrower may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof.

In the event that the proceeds of any such sale, collection, disposition or realization are insufficient to pay all amounts to which the Holder is legally entitled, the Borrower shall be liable for the deficiency, together with interest thereon at the highest rate specified herein for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the fees, costs, expenses and other client charges of any attorneys employed by the Holder to collect such deficiency.

The Borrower hereby acknowledges that if the Holder complies with any applicable state, provincial or federal law requirements affecting any disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(d) All certificates currently representing any Collateral shall be delivered to the Holder on or prior to the execution and delivery of this Note. All other certificates and instruments constituting Collateral from time to time shall be delivered to the Holder promptly upon the receipt thereof by or on behalf of the Borrower. All such certificates and instruments shall be held by or on behalf of the Holder pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Holder. The Borrower further agrees to execute such other documents and to take such other actions as the Holder deems reasonably necessary or desirable to create and perfect the security interests intended to be created hereunder, to effect the foregoing and to permit the Holder to exercise any of its rights and remedies hereunder (including, without limitation to notify the Holder if it establishes a Deposit Account and to cause such bank to execute and deliver a control agreement with respect to any such Deposit Account in form and substance reasonably satisfactory to the Holder and/or entering into Mortgages with respect to any real property owned by the Borrower). If the Borrower shall receive, by virtue of its being or having been an owner of any Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) dividends payable in cash or in

securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Borrower shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Holder, shall segregate it from the Borrower's other property and shall deliver it forthwith to the Holder in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Holder as Collateral and as further collateral security for the Obligations.

6. **Representations and Warranties**. The Borrower represents and warrants as follows: (a) the Borrower is duly organized, validly existing and in good standing under the laws of State of Nevada; (b) the execution, delivery and performance by the Borrower of this Note have been duly authorized by all necessary corporate action, and do not contravene (i) its organizational documents, or (ii) any law or regulation or any contractual restriction binding on or affecting the Borrower or its property; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note; (d) this Note constitutes the legal, valid and binding obligation of the Borrower thereto, enforceable against the Borrower in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally; (e) there is no pending or threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator with respect to the transactions contemplated by this Note or which may materially adversely affect the operations, business, property, assets, prospects or condition (financial or otherwise) of the Borrower; (f) except as disclosed to the Holder in writing prior to the date hereof, (i) no Event of Default has occurred and is continuing and (ii) all federal, state and local tax returns and other reports required by applicable law to be filed by the Borrower have been filed, and all taxes, assessments and other governmental charges imposed upon the Borrower or any of its properties which have become due and payable on or prior to the date hereof have been paid (except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof); (g) except as is set forth on Schedule II, Part B, the Borrower has no any Indebtedness on the date hereof and except as set forth on Schedule II, Part A, there are no liens or encumbrances on the Collateral; and (h) the Borrower has disclosed to the Holder all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that individually or in the aggregate could materially adversely affect the operations, business, property, assets, prospects or condition of the Borrower.

7. **[Reserved]**.

8. **Events of Default**. It shall constitute an event of default ("**Event of Default**") if any one or more of the following shall occur for any reason:

(a) any failure to pay any installment of principal and interest on this Note pursuant to Section 4 (including any default interest as prescribed by Section 4(f), and any failure to pay when due any other Obligation after the same shall become due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or

(b) any representation or warranty made by the Borrower in this Note or any instrument, certificate or agreement delivered to the Holder by the Borrower (collectively, as the "**Loan Documents**") shall have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any Loan Document; or

(d) The Borrower shall fail to pay any debt for borrowed money or other similar obligation or liability (**"Indebtedness"**) in an aggregate principal amount in excess of $250,000 (excluding Indebtedness evidenced by this Note and any other Loan Document), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness of the Borrower shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or the Borrower shall default in any other obligation owed to the Holder; or

(e) the Borrower shall incur any Indebtedness after the date of this Note, without the prior written consent of the Holder; or

(f) the Borrower creates, incurs, assumes or suffers to exist any Lien upon any of the Collateral, other than a Permitted Lien; or

(g) this Note or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Holder on any portion of the Collateral, as applicable.

(h) one or more judgments or orders for the payment of money exceeding any applicable insurance coverage by $250,000 shall be rendered against the Borrower, and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) any provision of this Note or any other Document shall at any time for any reason be declared to be null and void by a court of competent jurisdiction, or the validity or enforceability thereof shall be contested by the Borrower or any other Person, or a proceeding shall be commenced by the Borrower or any other Person seeking to establish the invalidity or unenforceability thereof, or the Borrower shall deny that it has any liability or obligation hereunder or thereunder; or

(j) the Borrower shall (i) become insolvent or shall fail generally to pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver for itself or for a substantial part of its property or assets; or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the Borrower's property or assets, or the Borrower shall make an assignment for the benefit of creditors; or (ii) be the subject of any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency act or law, state, federal or foreign, now or hereafter existing, which shall not have been

dismissed within 30 days or an order for relief shall have been entered against the Borrower Party, as applicable; or

(k) the Borrower shall dispose of any Collateral, excluding: (i) the sale of Inventory and As Extracted Minerals in the ordinary course of business, (ii) the disposition of obsolete or worn-out equipment in the ordinary course of business, and (iii) the sale or disposition of other property or assets of the Borrower (excluding any equity interests owned by it) for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such dispositions (A) in the case of clauses (ii) and (iii) above, do not exceed $250,000 in the aggregate and (B) in all cases, are applied to the repayment of the outstanding Obligations in accordance with Section 4(d); or

(l) a Change of Control shall have occurred; or

(m) an event or development occurs which could reasonably be expected to have a material adverse effect on the operations, business, assets, property, condition (financial or otherwise) or prospects of the Borrower or the assets, property and financial condition of the Borrower.

9. **Remedies**. Upon the occurrence of an Event of Default, the Holder shall have the right to, without notice to or demand on the Borrower, to declare the outstanding principal and all accrued and unpaid interest hereunder immediately due and payable, provided, that, upon the occurrence of an Event of Default specified in Section 8(j), all amounts owing under this Note and the other Loan Documents shall immediately become due and payable. In addition to the right of acceleration, upon the occurrence of an Event of Default, the Holder shall have any and all of the rights and remedies contained in Section 5 of this Note and any other Document or that are available at law or in equity.

10. **Conversion**. The Holder shall have the right at its option, and not the requirement, from time to time, to convert all or some of the principle, interest and other Obligations due under this Note into shares of common stock of the Borrower as provided herein.

(a) Conversion Rate for Common Stock. Each $0.20 (the "**Conversion Rate**") of the Obligations due under this Note may be converted into one share of fully paid and non-assessable common stock of the Borrower (the "**Common Stock**"). The conversion rate at which the Obligations may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any of the Obligations. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Borrower shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Borrower. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares issuable to the Holder is at the time converting the Obligations into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c) Mechanics of Conversion. To voluntarily convert the Obligations into shares of Common Stock, Holder shall (a) provide written notice to the Borrower at the principal office of the Borrower of its election to convert all or a portion of the Obligations into Common Stock and (b), if requested, surrender this Note for notation or reissue (or, if Holder alleges that the Note has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Borrower to

indemnify the Borrower against any claim that may be made against the Borrower on account of the alleged loss, theft or destruction of such certificate). The notice shall state the names in which the Holder wishes the shares of Common Stock to be issued. The close of business on the date of receipt by the Borrower of the notice shall be the time of conversion (the "**Conversion Time**"), and the shares of Common Stock issuable upon conversion shall be deemed to be outstanding of record as of such date. The Borrower shall, as soon as practicable after the Conversion Time (i) issue and deliver the share certificate or notice of issuance of uncertificated shares to the designated recipients, and (ii) pay in cash such amount as provided in Section 10(b) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(d) Reservation of Shares. The Borrower shall at all times while this Note is outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Obligations, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all the Obligations hereunder; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Obligations, the Borrower shall take all corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for the purpose of conversion, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

(e) Taxes. The Borrower shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Obligations. The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that of the Holder.

(f) Adjustments to Conversion Price for Diluting Issues.

(xvi) Special Definitions. For purposes of this Section 10, the following definitions shall apply:

(a) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options and this Note.

(c) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 10(h) below, deemed to be issued) by the Borrower after the date of this Note, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (a) and (n), collectively, "Exempted Securities"):

(i) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 10(l), (m), (n) or (o);

(ii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Borrower or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Borrower;

(iii) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided the issuance is pursuant to the terms of such Option or Convertible Security;

(iv) shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Borrower;

(v) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Borrower; or

(vi) shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Borrower.

(g) No Adjustment to Conversion Price upon Consent. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Borrower receives written notice from the Holders of at least a majority of the then outstanding principle amount due under the Note agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

(h) Deemed Issue of Additional Shares of Common Stock.

(xvii) If the Borrower at any time or from time to time after the date of this Note shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(xviii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Rate pursuant to the terms of Section 10(i), are revised as a

result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security, or (2) any increase or decrease in the consideration payable to the Borrower upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Rate computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Rate as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Rate to an amount which exceeds the lower of (i) the Conversion Rate in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Rate that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(xix) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Rate pursuant to the terms of Section 101(i) (either because the consideration per share (determined pursuant to Section 10(j)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Rate then in effect, or because such Option or Convertible Security was issued before the date of this Note), are revised after the date of this Note as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Borrower upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 10(h)(i) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(xx) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Rate pursuant to the terms of Section 10(i), the Conversion Rate shall be readjusted to such Conversion Rate as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(xxi) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Borrower upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Rate provided for in this Section 10(h) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section 10(h)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Borrower upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Rate that would result under the terms of this Section 10(h) at the time of such issuance or amendment shall instead

be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Rate that such issuance or amendment took place at the time such calculation can first be made.

(i) Adjustment of Conversion Rate Upon Issuance of Additional Shares of Common Stock. In the event the Borrower shall at any time after the date of this Note issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 10(h)), without consideration or for a consideration per share less than the Conversion Rate in effect immediately prior to such issue, then the Conversion Rate shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

$$X = \frac{((A)(Y) + ((B)(Z))}{Y + Z}$$

For purposes of the foregoing formula, the following definitions shall apply:

"X" shall mean the Conversion Rate in effect immediately after such issue of Additional Shares of Common Stock;

"A" shall mean the Conversion Rate in effect immediately prior to such issue of Additional Shares of Common Stock;

"Y" shall mean the number of shares of Common Stock outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

"B" shall mean the consideration received by the Borrower for the issue of the Additional Shares of Common Stock per share; and

"Z" shall mean the number of Additional Shares of Common Stock issued.

(j) Determination of Consideration. For purposes of Section 10(h), the consideration received by the Borrower for the issue of any Additional Shares of Common Stock shall be computed as follows:

(xxii) *Cash and Property*: Such consideration shall:

(a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Borrower, excluding amounts paid or payable for accrued interest;

(b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Borrower; and

(c) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Borrower for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Borrower.

(xxiii) *Options and Convertible Securities.* The consideration per share received by the Borrower for Additional Shares of Common Stock deemed to have been issued pursuant to Section 10(h), relating to Options and Convertible Securities, shall be determined by dividing:

(a) The total amount, if any, received or receivable by the Borrower as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Borrower upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(b) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(k) Multiple Closing Dates. In the event the Borrower shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Rate pursuant to the terms of Section 10(i), then, upon the final such issuance, the Conversion Rate shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(l) Adjustment for Stock Splits and Combinations. If the Borrower shall at any time or from time to time after the Date of this Note effect a subdivision of the outstanding Common Stock, then the Conversion Rate in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of the Obligations shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Borrower shall at any time or from time to time after the date of this Note combine the outstanding shares of Common Stock, then the Conversion Rate in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of the Obligations shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(m) Adjustment for Certain Dividends and Distributions. In the event the Borrower at any time or from time to time after the date of this Note shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion

Rate in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate then in effect by a fraction:

(a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, if the record date shall have been fixed and the dividend is not fully paid or if the distribution is not fully made on the date fixed therefor, the Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions.

(n) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Borrower in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 10(c), (l) or (m), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, the Obligations shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property the Common Stock is to be converted upon such reorganization, recapitalization, reclassification, consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Borrower) shall be made in the application of the provisions in this Section 10 so that the provisions set forth in this Section 10 shall as nearly as reasonably may be, equal to the securities or other property thereafter deliverable upon the conversion of the Obligations.

(o) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this Section 11, the Borrower at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder of the Obligations a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Obligations are convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, as promptly as reasonably practicable after the written request at any time of any Holder of the Obligations (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Rate then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Obligations of the Note.

(p) Notice of Record Date. In the event:

(i) the Borrower shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Obligations) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Borrower, any reclassification of the Common Stock of the Borrower; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Borrower,

then, and in each such case, the Borrower will send or cause to be sent to the Holder(s) of the Obligations a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Obligations) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

11. **Choice of Law; Venue; Jurisdiction; Waiver of Jury Trial**. This Note shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects, including, but not limited to, the legality of the interest charged hereunder, by the statutes, laws and decisions of the State of New York without giving effect to such State's conflicts of laws principles. The Borrower hereby irrevocably consents to the exclusive venue and jurisdiction of the federal and state courts located in Texas with respect to any proceeding which may be brought in connection with the Note. The Borrower hereby expressly and irrevocably waives the right to a trial by jury in any action or proceeding arising out of this Note.

12. **Miscellaneous Provisions**.

(a) This Note may not be amended or modified, and revision hereto shall not be effective, except by an instrument in writing executed by each of the Borrower and the Holder.

(b) (i) Any notice or communication by the Borrower, on the one hand, or the Holder on the other hand, to the other is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Borrower:

International Western Petroleum, Inc.
5525 N. MacArthur Blvd, Suite 280
Irving, TX 75038

Attention: President

If to the Holder:

JBB Partners, Inc.

409 Terrell Court
New Iberia, LA 70563
Attention: Mr. Patrick Norris

In the case of the Holder, not constituting any form of notice, with copies to:

Golenbock Eiseman Assor Bell & Peskoe LLP
711 Third Avenue, 17th Floor
New York, NY 10017
Facsimile: (212) 754-0330
Attention: Andrew Hudders, Esq.

(ii) Either Holder or Borrower by notice to the other party may designate additional or different addresses for subsequent notices or communications.

(iii) All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied or emailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(c) Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

(d) (i) The Borrower shall have paid to the Holder, on demand, all costs of enforcement and collection (including without limitation, any fees, disbursements and other charges of primary and special counsel to the Holder), whether or not any action or proceeding is brought to enforce the provisions hereof (collectively, "**Costs**"); and

(ii) The Borrower shall pay, indemnify, defend, and hold the Holder, each of its assigns and participants and each of their respective affiliates (each, an "**Indemnified Person**") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (A) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Note, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower's compliance with the terms of the Loan Documents, and (b) with respect to any investigation, litigation, or proceeding related to this Note, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (each and all of the foregoing, the "**Indemnified Liabilities**"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 12(d) with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

(iii) This Section shall survive the termination of this Note and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. **WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.**

(e) No failure on the part of the Holder to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by the Holder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of the Holder.

(f) Headings at the beginning of each numbered Section of this Note are intended solely for convenience of reference and are not to be deemed or construed to be a part of this Note.

(g) This Note may not be sold, transferred or otherwise hypothecated, in whole or in part by the Borrower. Any attempted sale, transfer or hypothecation of this Note in violation of this provision shall be null and void.

(h) The Obligations of the Borrower shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by the Holder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower agrees that it will indemnify the Holder on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Holder in connection with any such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law. The provisions of this paragraph (h) shall survive the termination of this Note.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the Effective Date set forth above.

INTERNATIONAL WESTERN PETROLEUM, INC.

By: ______________________________
Name: Ross Ramsey
Title: Director, President

June 13, 2018 Amendment
to that certain
Secured Promissory Note As Amended and Restated

On December 28, 2017, Norris Industries, Inc. (formerly known as International Western Petroleum, Inc.) (the "Company") entered into a Secured Promissory Note as Amended and Restated (the "Loan Note") in the loan amount of $1,550,000 with JBB Partners (the "Holder"), which Loan Note was due and payable together with interest on December 28, 2018 the one year anniversary of the making of the Loan Note.

The Company and the Holder, by this amendment (the "June 2018 Amendment") hereby extent the Maturity Date, as described in the Loan Note to be September 30, 2019, and provide that the interest due on the principle balance will accrue to the revised maturity date of September 30, 2019.

In all other respects the terms of the Loan Note remain unchanged. Terms not defined herein have the meanings set forth in the Loan Note.

IN WITNESS WHEREOF, the Borrower has executed this modification to the Loan Note as of June 12, 2018.

NORRIS INDUSTRIES, INC.

By: [signature]

Name: Patrick Norris
Title: Chief Executive Officer

Agreed and Accepted this 12th day
of June 2018

JBB Partners

By: [signature]
Name: Patrick Norris
Title: Authorized Signatory for the Partnership

Exhibit
Number 10.3

June 26, 2018 Amendment #2
to that certain
Secured Promissory Note As Amended and Restated

On December 28, 2017, Norris Industries, Inc. (formerly known as International Western Petroleum, Inc.) (the "Borrower") entered into a Secured Promissory Note as Amended and Restated (the "Loan Note") in the loan amount of $1,550,000 with JBB Partners (the "Holder"), which Loan Note was due and payable together with interest on December 28, 2018 the one year anniversary of the making of the Loan Note.

The Borrower and the Holder, by this amendment (the "Second Amendment") hereby adds an advance credit arrangement in the amount of $1,000,000 to the Loan Note, which when drawn down by the Borrower, will increase the amount due thereon from time to time as additions to the original loan amount of $1,550,000.

In all other respects the terms of the Loan Note remains unchanged. Terms not defined herein have the meanings set forth in the Loan Note.

IN WITNESS WHEREOF, the following provisions of the Loan Note are modified:

Section 1 of the Loan Note is modified as follows in replacement of the current Section 1:

1. <u>Advance and Promise to Pay</u>.

(a) For value received, Norris Industries, Inc., formerly known as International Western Petroleum, Inc., a Nevada corporation (the "Borrower"), promises to pay to JBB Partners, Inc. (the "Holder"), at c/o 409 Terrell Court, New Iberia, La. 70563, or at such other place as the Holder may designate in writing (the "Payment Office"), in lawful money of the United States of America, the principal sum of ONE MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS ($1,550,000), plus the sum of all Advances made hereunder, or if such sum is different, the amount then due and owing to the Holder pursuant to the terms hereof, along with interest from the Effective Date (defined below) or in respect of Advances, from the Advance Date (defined below) until the Maturity Date (defined below) or until repayment if earlier than the Maturity Date, at the rates per annum as set forth below and such other unpaid Obligations (defined below) owing from time to time.

(b) Upon the terms and conditions set forth in this Loan Note, on any Advance Notice Date, the Borrower may request an Advance from Holder by the delivery of an Advance Notice; provided, however, that the total amount of Advances hereunder (including any Advances repaid or otherwise satisfied) shall not exceed the Commitment Amount.

(c) At any time during the Commitment Period, the Borrower may deliver an Advance Notice to the Holder, subject to the conditions set forth in this Loan Note. The amount of each individual Advance made pursuant to this Loan Note shall not be more than $100,000 in any thirty (30) day period (the "Advance Limit"), unless otherwise agreed in writing by the

Holder. The aggregate amount of all Advances pursuant to this Loan Note shall not exceed the Commitment Amount.

(d) An Advance Notice shall be deemed delivered on the Business Day it is received by facsimile or email by the Holder, if such notice is received prior to 5:00 pm Central Standard Time or the immediately succeeding Business Day if it is received by facsimile or email after 5:00 pm Central Standard Time on a Business Day or at any time on a day which is not a Business Day.

(e) The Holder shall deliver each Advance to the Borrower by wire transfer of immediately available funds on the applicable Advance Date. Within five (5) Business Days of each such Advance Date, the aggregate amount due on this Loan Note will be increased by the Advance, and become part of the principal sum due hereunder, bearing interest as provided herein from the Advance Date until the Maturity Date or repayment date.

(f) The Holder agrees to advance to the Borrower the amount specified in any Advance Notice delivered by the Borrower subject to the following conditions precedent and the other terms and conditions set forth in this Loan Note, each of which may be waived in the discretion of the Holder:

(i) no Event of Default shall have occurred or be continuing, nor shall have any event occurred or condition existed which, with the giving of notice or passing of time or both, would constitute an Event of Default;

(ii) no event of default or breach on the part of the Borrower shall have occurred or be continuing under any other Loan Note between the Borrower and the Holder or any Affiliate of the Holder;

(iii) each of the representations and warranties made by the Borrower pursuant to this Loan Note (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of the applicable Advance Date;

(iv) the Borrower shall have complied with each and every covenant and other term of the Loan Note applicable to it contained in this Loan Note as of the applicable Advance Date;

(v) not more than thirty (30) days shall have passed since the receipt by the Borrower of a notice of default in connection from any applicable debt holder(s) of the material default of any of any debt obligations which separately or in aggregate have a value in default of more than $50,000;

(vi) the Borrower shall have provided the Holder all information reasonably requested by the Holder regarding the Borrower and the use of proceeds; and

(vii) The Borrower shall have used all prior Advances for the stated use of proceeds provided in connection with an Advance, unless the use of proceeds has been changed with the writing approval of the Holder.

Section 2(a) of the Loan Note is modified to include the following definitions:

"Advance" means the portion of the Commitment Amount requested by the Borrower in the Advance Notice.

"Advance Date" means the date the Borrower is in receipt of the funds from the Holder. No Advance Date shall be less than five (5) Business Days after an Advance Notice Date unless otherwise agreed in writing by the Holder.

"Advance Notice" means a Written Notice to the Holder setting forth the Advance amount that the Borrower requests from the Holder and the Advance Date, together with a reasonable description of the intended use of proceeds of an Advance to which the Holder reasonably agrees as a proper use.

"Advance Notice Date" means shall mean each date the Borrower delivers to the Investor an Advance Notice requesting the Investor to advance funds to the Borrower, subject to the terms of this Loan Note.

"Commitment Amount" means the aggregate amount not to exceed One Million Dollars ($1,000,000) which the Holder has agreed to provide to the Borrower, subject to the terms of this Loan Note, in order to fund the operations of the Borrower as specified in the Advance Notice.

"Commitment Period" shall mean the period commencing on the date of this Amendment #2 to the Loan Note and expiring on the earliest to occur of: (i) the date on which the Holder shall have made payment of Advances pursuant to this Loan Note in the aggregate amount of the Commitment Amount; (ii) the date that a Change of Control occurs; and (ii) Maturity Date.

Section 2(b) of the Loan Note is modified to include the following additional definition:

"Advance Limit" .... Section 1(c)

Section 3 of the Loan Note is modified as follows to replace the current Section 3, as previously amended:

3. Maturity Date.

Unless otherwise extended, this Note has a maturity date of September 30, 2019.

Section 4 of the Loan Note is modified as follows to replace the current Section 4(a):

(a) By this Note, the Holder is making a loan of $1,550,000, plus the sum total of the Advances, to the Borrower, which together will be deemed for all purposes under this Loan Note to be the principle amount due. Borrower agrees to pay the principle amount due hereon on the Maturity Date

IN WITNESS WHEREOF, the Borrower has executed this modification to the Loan Note as of June ___, 2018.

NORRIS INDUSTRIES, INC.

By: Patrick Norris

Name: Patrick Norris
Title: Chief Executive Officer

Agreed and Accepted this __ day
of June 2018

JBB Partners

By: Patrick Norris
Name: Patrick Norris
Title: Authorized Signatory for the Partnership